Exhibit 10.70

SEVERANCE AGREEMENT AND GENERAL RELEASE

THIS SEVERANCE AGREEMENT AND GENERAL RELEASE (this “Agreement”), dated as of May 16, 2008, is made and entered into by and between Kronos Advanced Technologies, Inc., a Nevada corporation (the “Company”), and Daniel R. Dwight, an individual resident of the State of Massachusetts (“Dwight”).

WHEREAS, Dwight is a stockholder, officer, director and employee of the Company;

WHEREAS, Dwight is a party to the following agreements with the Company:  Employment Agreement, dated November 15, 2001 (“Employment Agreement”); a Promissory Note, dated March 31, 2004 made by the Company in favor of Dwight (“Note”); Stock Option Agreement, dated June 19, 2007 (“Stock Option Agreement”); and Indemnification Agreement, dated August 11, 2000 (“Indemnification Agreement”);

WHEREAS, the Company has informed Dwight that his role as President and Chief Executive Officer is being terminated effective June 20, 2008 (“Termination Date”), which is a termination for “Good Reason” under the Employment Agreement;

WHEREAS, in connection with the foregoing, Dwight and the Company desire to evidence in writing the terms and conditions of such termination.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants, agreements, and conditions set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

1. EMPLOYMENT TERMINATION.  Dwight will take his five (5) weeks of accrued vacation beginning on May 19, 2008 and continuing until June 20, 2008.  Dwight’s Company employment will end on June 20, 2008 (“Termination Date”) and by executing this Agreement, Dwight resigns as an officer and director of the Company effective as of the date hereof.  During his employment, Dwight participated in certain Company-provided benefits, and he also purchased his own health, life and disability insurance benefits through third-party insurance companies, for which he was reimbursed by the Company (“Third-Party Benefit Plans”).  As of the Termination Date, any entitlement Dwight had or might have had under a Company-provided benefit plan shall cease, except as required by law.  The Termination Date shall be the qualifying event under the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”).  Dwight understands that his rights and continued participation in those Company-sponsored plans will be governed by the terms of such plans, and that Dwight generally will become ineligible for those plans on the Termination Date.  Thereafter, Dwight will be able to purchase continued coverage under certain of such Company-provided plans and to continue his current health and other benefits with his existing Third-Party Benefit Plans; provided, however, that to the extent Dwight purchases continuation coverage under certain of Company-provided and/or continues his benefits under his Third-Party Benefit Plans, the Company shall reimburse Dwight for such coverage on a monthly basis during the 12-month period after the Termination Date within thirty (30) days of Dwight’s written reimbursement request for such benefits.  By executing this Agreement both parties acknowledge and agree that the Employment Agreement is hereby terminated and of no further force and effect; provided, however, that the parties acknowledge and agree that Sections 4 (Confidentiality/Covenant Against Unfair Competition), 5 (Company Property) and 8 (Indemnification) thereof shall survive such termination and remain in full force and effect in accordance with the terms thereof.  Dwight agrees that all provisions of that certain Voting Agreement dated as of June 20, 2007, by and among Dwight, the Company and the other parties thereto (“Voting Agreement”) shall continue to be in full force and effect after the Termination Date.

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2. PAYMENTS AND BENEFITS.

(a) Severance Payment.  The Company shall pay to Dwight twenty-four equal severance payments each in the amount of Nine Thousand Three Hundred Seventy-Five Dollars ($9,375.00), minus applicable federal, state, and local tax withholdings, the first payment of which shall be paid on the first regularly scheduled payroll period following the Termination Date, and each subsequent payment shall be paid immediately thereafter in accordance with the Company’s regular payroll procedures until the entire severance payment is paid in full.  At the appropriate time, as required by law, the Company shall issue an IRS Form W-2 reflecting such payments.  Such payments will not be taken into account in determining Dwight’s rights or benefits under any other program.

(b) Loan Repayment.  Within ten (10) days of the execution of this Agreement by all parties, the Company shall repay to Dwight the aggregate amount of the outstanding principal and all accrued interest on the Note as of the date hereof, which is Fifty Nine Thousand Nine Hundred Eighty-Six and 29/100 Dollars ($59,986.29).  Upon receipt of payment of the Note in full, Dwight shall return to the Company for cancellation all documentation, including, without limitation, the Note and any other document, evidencing indebtedness owed by the Company to Dwight.

3. RELEASE.

(a) Dwight releases (i.e., gives up) all known and unknown claims that Dwight presently has (i.e., has as of the date hereof)  against the Company, all current and former parents, subsidiaries, related companies, partnerships, joint ventures, or other affiliates, and, with respect to each of them, their predecessors and successors; and, with respect to each such entity, all of its past, present, and future employees, officers, directors, stockholders, owners, representatives, assigns, attorneys, agents, insurers, employee benefit programs (and the trustees, administrators, fiduciaries, and insurers of such programs), and any other persons acting by, through, under or in concert with any of the persons or entities listed in this section, and their successors (“Released Parties”), except claims that the law does not permit Dwight to waive by signing this Agreement.  For example, Dwight is releasing all common law contract, tort, or other claims he might have, as well as all claims he might have under the WARN Act, the Age Discrimination in Employment Act (“ADEA”), Title VII of the Civil Rights Act of 1964, Sections 1981 and 1983 of the Civil Rights Act of 1866, the Americans With Disabilities Act (ADA), the Employee Retirement Income Security Act of 1974 (“ERISA”), and similar state or local laws.  Notwithstanding the forgoing, Dwight is not releasing any rights or claims related to indemnification, which rights are set forth in Section 8 of the Employment Agreement and the Indemnification Agreement.

(b) The Company hereby acknowledges and agrees that as of the Termination Date it has no knowledge of any claims it may have against Dwight.

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4. COOPERATION REQUIRED.  If requested by the Company after May 16, 2008 and until the date that is six (6) months after the date hereof, Dwight shall cooperate with the Company or any affiliate for up to twenty (20) hours per month in effecting a smooth transition of his responsibilities to others (“Transition Services”).  The first eight (8) hours in each month that Dwight works performing Transition Services shall be at no cost to the Company, but to the extent Dwight works more than eight (8) hours in any month performing any such Transition Services and/or provides other consulting services as may be requested by the Company (i.e., consulting services that are not Transition Services), he will be paid an hourly rate of Three Hundred Dollars ($300) for each such hour that he works.  The parties have evidenced such intent and terms in that certain Consulting Agreement executed by the parties simultaneously herewith.

5. MUTUAL NON-DISPARAGEMENT.  Dwight agrees not to criticize, denigrate, or otherwise disparage the Company, any other Released Party, or any of the Company’s products, processes, experiments, policies, practices, standards of business conduct, or areas or techniques of research.  Similarly, the Company, including its employees, agrees not to criticize, denigrate, or otherwise disparage Dwight.  In the event that a prospective employer or third-party contacts the Company for a reference about Dwight, the Company agrees that it will only provide such prospective employer or third-party with the dates of Dwight’s employment with the Company and the positions he held with the Company.  Dwight shall direct any such prospective employer to contact Richard Tusing or Barry Salzman.

6. OTHER REPRESENTATIONS AND PROMISES.  Dwight and the Company acknowledge and agree as follows:

(a) The Company agrees to pay all of Employee’s attorneys’ fees (up to a maximum amount of Three Thousand Dollars ($3,000)) incurred in connection with the review and negotiation of this Agreement and all other agreements and/or documents executed herewith.

(b) This Agreement is the entire agreement relating to Dwight’s service with the Company and any claims or future rights that Dwight might have with respect to the Company and the Released Parties, except for the equity interest agreements (e.g., Stock Option Agreement and Voting Agreement) described in the attached Exhibit 6(k), the Note, the surviving provisions of the Employment Agreement as set forth herein, the Indemnification Agreement and a Consulting Agreement executed simultaneously herewith, each of which shall remain in full force and effect in accordance with their terms.

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(c) Neither party relied on any representations that were not in this Agreement when executing this Agreement.

(d) Dwight has not suffered any job-related wrongs or injuries, such as any type of discrimination, for which Dwight might still be entitled to compensation or relief in the future.  Upon the Company’s full payment of the Note and Dwight’s outstanding business expense reimbursement request(s), which total One Thousand One Hundred Thirty-Eight and 50/100 Dollars ($1,138.50), Dwight will have been paid all wages, compensation, benefits, expenses and other amounts that the Company or any Released Party should have paid Dwight through the date hereof.

(e) This Agreement is not an admission of wrongdoing by the Company or any other Released Party.

(f) Dwight is intentionally releasing claims that he does not know that he might have and that, with hindsight, he might regret having released.  Dwight has not assigned, transferred or otherwise given away any of the claims he is releasing.

(g) If the Company or Dwight successfully asserts that any provision in this Agreement is void, the rest of the Agreement shall remain valid and enforceable unless the other party to this Agreement elects to cancel it.

(h) If Dwight initially did not think any representation he is making in this Agreement was true or if Dwight initially was uncomfortable making it, Dwight resolved all his doubts and concerns before signing this Agreement.  Dwight has carefully read this Agreement, fully understands what it means, is entering into it knowingly and voluntarily, and confirms that all Dwight’s representations in this Agreement are true.  The consideration period described in the box above Dwight’s signature started when Dwight first was given this Agreement, and Dwight waives any right to have it restarted or extended by any subsequent changes to this Agreement.  The Company would not have given Dwight the payments or benefits he is getting in exchange for this Agreement but for his representations and promises he is making by signing it.

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(i) Dwight shall return to the Company all files, memoranda, documents, records, copies of the foregoing, Company-provided credit cards, keys, building passes, security passes, access or identification cards, and any other property of the Company or any Released Party in Dwight’s possession or control; provided, however, that the Company has requested that Dwight continue to maintain and store certain of the Company’s business documents, including, but not limited to, the Company’s key filings, financial documents, and Company contracts (maintained in 25 filing cabinets at Dwight’s home office) as well as certain of the Company’s prototype and test equipment until it can arrange for the transfer of these documents.  The Company agrees that it shall not hold Dwight personally liable for the maintenance and safekeeping of these documents and the Company will incur all of the expenses associated with the transfer of these documents.  Dwight shall keep these documents available to the Company at all times that these documents are maintained and stored by Dwight (subject to Dwight’s travel schedule, which will require that he not be physically present at the home office on a regular basis and, as a result, may require a reasonable period of time for Dwight to respond to any request(s) by the Company for documents).  If the Company requests that Dwight store these documents beyond June 30, 2008, the Company shall pay to Dwight a monthly storage fee of $1,500 which shall be paid to Dwight on a monthly basis and which fee shall be prorated for any period of storage of less than twenty-eight (28) days. Dwight shall clear all expense accounts, repay everything he owes to the Company or any Released Party, pay all amounts he owes on Company-provided credit cards or accounts (such as cell phone accounts), and cancel or personally assume any such credit cards or accounts.  As of the date of the execution of this Agreement, the parties acknowledge and agree that Dwight does not owe any such amounts to the Company.  Dwight shall not incur any expenses, obligations, or liabilities on behalf of the Company.

(j) By executing this Agreement, Dwight, to the maximum extent permitted by law, irrevocably assigns to the Company all of his rights to all Subject Inventions.  “Subject Invention” means any Invention that was conceived or first practiced by Dwight, alone or in a joint effort with others, at any time prior to the execution hereof, which (1) may be reasonably expected to be used in a product of the Company, or a product similar to a Company product, (2) results from work that Dwight performed as part of his duties as an employee for the Company, (3) is in an area of technology which is the same as or substantially related to the areas of technology with which Dwight was employed during his time as an employee of the Company, (4) is useful, or which Dwight reasonably expects may be useful, in any manufacturing or design process of the Company, or (5) utilizes any Confidential Information or Trade Secrets.  “Invention” means any discovery, whether or not patentable, including, without limitation, any process, method, formula, technique, machine, manufacture, composition of matter, algorithm or computer program, trade secrets, works of authorship, mask work, circuit, layout, idea, design, know-how and data, as well as improvements thereto.

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(k) Dwight hereby represents and warrants to the Company that Exhibit 6(k) attached hereto sets forth a true, correct and complete list of all of the type and amount of equity interests in the Company owned, directly or indirectly, by Dwight, including, without limitation, all interests convertible into equity in the Company, and in the case of the options to acquire shares of the Company’s capital stock owned, directly or indirectly, by Dwight, the grant date, exercise price, vesting date, and expiration date of such options, each of which shall remain in full force and effect in accordance with their respective terms.

(l) The Company acknowledges and agrees that it shall immediately take all necessary steps to change the Company’s general phone number on any public documents, including any and all SEC filings, which currently lists Dwight’s home office number.

(m) The parties agree that they will take all necessary steps to transfer the access to the Kronos Advanced Bank account from Dwight to Richard Tusing as soon as practicable, but no later than the Termination Date.

7. MISCELLANEOUS.

(a) No Waiver.  The failure of any party to this Agreement to enforce at any time, or for any period of time, any one or more of the terms of this Agreement shall not be a waiver of such terms or conditions or of such party’s right thereafter to enforce each and every term and condition of this Agreement.

(b) Choice of Law.  This Agreement shall be interpreted and enforced in accordance with the laws of Massachusetts.

(c) Legal Fees and Expenses.  In the event that either party brings a lawsuit to enforce their respective contractual rights under this Agreement, the Promissory Note, the Indemnification Agreement or the Consulting Agreement, the prevailing party shall be entitled to recover all legal fees and expenses associated with prosecuting such claim(s).

(d) No Presumption Against Drafter.  This Agreement has been drafted through a cooperative effort by both parties, and neither party shall be considered the drafter of this Agreement so as to give rise to any presumption or convention regarding construction of this document.

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DWIGHT MAY NOT MAKE ANY CHANGES TO THE TERMS OF THIS AGREEMENT.  BEFORE SIGNING THIS AGREEMENT, DWIGHT SHOULD READ IT CAREFULLY AND, IF HE CHOOSES, DISCUSS IT WITH HIS ATTORNEY.  DWIGHT SHOULD TAKE AS MUCH TIME AS HE NEEDS TO CONSIDER THIS AGREEMENT BEFORE DECIDING WHETHER TO SIGN IT, UP TO TWENTY-ONE (21) DAYS.  BY SIGNING IT DWIGHT WILL BE WAIVING HIS KNOWN AND UNKNOWN CLAIMS.

MAY 23, 2008, IS THE DEADLINE FOR DWIGHT TO DELIVER A SIGNED COPY OF THIS AGREEMENT TO RICHARD F. TUSING AT 6867 ELM STREET SUITE 101, MCLEAN, VA, TELEPHONE 1.703.821.1905. IF DWIGHT FAILS TO DO SO, HE WILL NOT RECEIVE THE PAYMENTS OR BENEFITS DESCRIBED IN IT.

DWIGHT MAY REVOKE THIS SETTLEMENT AGREEMENT IF HE REGRETS HAVING SIGNED IT.  TO DO SO HE MUST DELIVER A WRITTEN NOTICE OF REVOCATION TO RICHARD F. TUSING AT 6867 ELM STREET SUITE 101, MCLEAN, VA, TELEPHONE 1.703.821.1905, BEFORE SEVEN (7) TWENTY-FOUR (24) HOUR PERIODS EXPIRE FROM THE TIME HE SIGNED IT.  IF DWIGHT REVOKES THIS SETTLEMENT AGREEMENT, IT WILL NOT GO INTO EFFECT.

Date: 5-16-08	By: /s/ Daniel R. Dwight

Daniel R. Dwight

Kronos Advanced Technologies, Inc.

Date: ____________________	By: ___________________________________
Name:    Richard F. Tusing
Title:      Chief Operating Officer

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EXHIBIT 6(k)
EQUITY INTERESTS

Kronos Advanced Technologies, Inc. (“Kronos”) Common Stock – 1,201,926 Shares

Kronos Stock Options – 26,000,000 options to purchase 26,000,000 shares of Kronos Common Stock granted under the Kronos Stock Incentive Plan Stock Option Agreement dated June 19, 2007.  Stock Options are fully vested and exercisable at an Exercise Price per Share of $0.016 until the Expiration Date of June 19, 2017.

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